Acknowledgement of Independent Registered Public Accounting Firm

The Board of Directors
YUM! Brands, Inc.:

We hereby acknowledge our awareness of the use of our report dated July 18, 2016, included within the Quarterly Report on Form 10-Q of YUM! Brands, Inc. for the quarter and the year-to-date period ended June 11, 2016, and incorporated by reference in the following Registration Statements:

Description	Registration Statement Number

Form S-3

YUM! Direct Stock Purchase Program	333-46242
Debt Securities	333-188216
Form S-8

Restaurant Deferred Compensation Plan	333-36877, 333-32050
Executive Income Deferral Program	333-36955
SharePower Stock Option Plan	333-36961
YUM! Brands 401(k) Plan	333-36893, 333-32048, 333-109300
YUM! Brands, Inc. Restaurant General Manager
Stock Option Plan	333-64547
YUM! Brands, Inc. Long-Term Incentive Plan	333-32052, 333-109299, 333-170929

Pursuant to Rule 436(c) under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP Louisville, Kentucky July 18, 2016